Exhibit 10.1

ARTICLES AND PLAN OF MERGER
OF

Lifetime Books, INC.
(Incorporated: In Florida)

WITH AND INTO

Barclay Road, INC.
(a Wyoming corporation)

Pursuant to Section 17-16-1101 and 17-16-1147 of the Wyoming Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

FIRST: The plan of merger is as follows:

1.  Merger. Lifetime Books, INC., a Florida, corporation. ("FL"), shall. be merged (the -"Merger") with and into Barclay Road, INC., a Wyoming corporation. ("WYOMING"). WYOMING and Florida. are sometimes hereinafter collectively referred to as the "Constituent Corporations." WYOMING shall be the, surviving corporation of the Merger (the "Surviving Corporation") effective upon the date when these Articles of Merger are filed with the Secretary of the State of Wyoming (the "Effective Date").

2.  Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of WYOMING shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.
L
3. Succession. On the Effective Date, WYOMING shall continue its corporate existence under the laws of the State of Wyoming, and the separate existence and corporate organization of Florida, except insofar as it may be continued by operation of law, shall be terminated and cease.

4. Conversion of Common Stack. On the Effective Date, by virtue of the Merger and without any furher action on the part of the Constituent Corporations or their shareholders, each outstanding share of Florida's common stock and associated stock purchase rights shall be converted at the Effective Date of the Merger into the right to receive One (1.00) fully paid and non-assessable restricted shares) of WYOMING common stock, no par value, pursuant to these Articles of Merger (the 'Articles of Merger') between. WYOMING and Florida.

SECOND: The Effective Date of the. Merger is the date upon which these Articles of Merger are filed with the Secretary of the State of Wyoming.

THIRD: The Plan of Merger was adopted by WYOMING'S Board of Directors by unanimous written Consent dated November 2, 2006, and by Florida's Board of Directors by unanimous written consent dated November 2, 2006. Approval by Florida's Shareholders was obtained by written consent of a majority of its shareholders as required under CANADA, law. Approval by WYOMING'S Shareholders was obtained by consent of the majority of its shareholders.

Signed this 2nd day of November 2006.

Barclay Road, INC.	Lifetime Books, INC,
a Wyoming corporation	a Florida corporation

By: /s/ Herbert Becker	By: /s/ Herbert Becker
Name: Herbert Becker	Name: Herbert Becker
Title: President	Title: President